Exhibit 99.1

REVENUE & INCOME FROM CONTINUING OPERATIONS

(Restated for WesternGeco carve out from Oilfield Services Areas)

($ Millions)

REVENUE FROM CONTINUING OPERATIONS	2 0 0 2					2003
	Q1	Q2	Q3	Q4	Year	Q1
OILFIELD SERVICES
North America	$563.7	$558.9	$558.4	$551.2	$2,232.2	$595.4
Latin America	324.6	310.4	316.9	350.2	1,302.1	289.6
Europe/CIS/W. Africa	554.9	587.3	647.8	594.7	2,384.7	588.0
Middle East & Asia	445.9	486.1	477.5	468.8	1,878.3	489.3
Eliminations & Other	14.3	16.8	17.8	24.8	73.7	14.6

	$1,903.4	$1,959.5	$2,018.4	$1,989.7	$7,871.0	$1,976.9

WESTERN GECO	$385.1	$359.9	$399.3	$331.7	$1,476.0	$306.7

SCHLUMBERGERSEMA
North & South America	$146.0	$142.2	$132.2	$124.9	$545.3	$136.2
Europe/Middle East/Africa	529.2	552.0	579.5	656.4	2,317.1	605.1
Asia	50.5	52.0	52.5	58.0	213.0	52.5
Telecom Products	15.9	22.5	15.3	15.8	69.5	12.6
Eliminations	(35.2)	(42.1)	(34.0)	(42.4)	(153.7)	(13.6)

	$706.4	$726.6	$745.5	$812.7	$2,991.2	$792.8

OTHER	$319.6	$358.8	$366.8	$396.4	$1,441.6	$341.5

Eliminations	$(58.3)	$(67.3)	$(83.8)	$(96.7)	$(306.1)	$(74.6)

Revenue	$3,256.2	$3,337.5	$3,446.2	$3,433.8	$13,473.7	$3,343.3

INCOME FROM CONTINUING OPERATIONS	2 0 0 2					2 0 0 3
	Q1	Q2	Q3	Q4	Year	Q1
OILFIELD SERVICES
North America	$80.3	$76.3	$65.4	$56.2	$278.2	$72.8
Latin America	39.1	36.6	43.6	50.7	170.0	33.7
Europe/CIS/W. Africa	98.2	111.2	100.8	64.8	375.0	99.9
Middle East & Asia	104.6	119.3	114.4	115.5	453.8	115.8
Eliminations & Other	(15.3)	3.9	2.2	(11.2)	(20.4)	(7.6)

	$306.9	$347.3	$326.4	$276.0	$1,256.6	$314.6

WESTERN GECO	$47.0	$18.4	$(0.5)	$6.4	$71.3	$—

SCHLUMBERGERSEMA
North & South America	$(17.0)	$(13.6)	$(1.5)	$(10.5)	$(42.6)	$4.3
Europe/Middle East/Africa	35.5	33.1	35.8	63.5	167.9	13.3
Asia	4.1	2.9	0.9	(3.0)	4.9	10.6
Telecom Products	(6.7)	(6.2)	(8.5)	(3.0)	(24.4)	(5.5)
Eliminations	(15.0)	(12.7)	(30.0)	(13.8)	(71.5)	(7.9)

	$0.9	$3.5	$(3.3)	$33.2	$34.3	$14.8

OTHER	$(3.0)	$6.7	$5.4	$11.0	$20.1	$3.1
Eliminations	$(29.0)	$(43.2)	$(27.8)	$(48.0)	$(148.0)	$(40.5)

Pre-Tax Operating Income	$322.8	$332.7	$300.2	$278.6	$1,234.3	$292.0

Interest Income	18.0	18.9	16.3	15.0	68.2	13.1
Interest Expense	(80.2)	(94.2)	(96.4)	(93.3)	(364.1)	(91.2)
Charges	(30.3)	—	—	(3,138.3)	(3,168.6)	—
Tax expense	(64.0)	(65.2)	(57.3)	(92.6)	(279.1)	(69.0)
Minority Interest	(6.5)	(0.7)	4.7	94.3	91.8	4.3

Income from Continuing Operations	$159.8	$191.5	$167.5	$(2,936.3)	$(2,417.5)	$149.2